EXHIBIT 4.105

AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED

SALE AND CONTRIBUTION AGREEMENT

AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED SALE AND CONTRIBUTION AGREEMENT, dated as of December 2, 2013 (this “Amendment”), is entered into in connection with that certain THIRD AMENDED AND RESTATED SALE AND CONTRIBUTION AGREEMENT, dated as of December 27, 2012 (as amended, supplemented, restated or replaced from time to time, the “Agreement”), by and between CREDIT ACCEPTANCE CORPORATION, a Michigan corporation (“CAC”), and CAC WAREHOUSE FUNDING CORPORATION II, a Nevada corporation (“Funding”).

PRELIMINARY STATEMENTS

WHEREAS, each of the signatories hereto is party to the Agreement; and

WHEREAS, the parties hereto desire to amend the Agreement in certain respects as provided herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the Agreement, and other good and valuable consideration, the receipt and adequacy of which is hereby expressly acknowledged, and intending to be legally bound hereby, the signatories hereto agree as follows:

AGREEMENT

SECTION 1. Definitions.  Capitalized terms used and not defined in this Amendment shall have the meanings given to such terms in the Agreement.

SECTION 2. Amendments.

2.1 Clauses (a) and (f) appearing in Section 4.2 of the Agreement are hereby amended in their entirety and as so amended shall read as follows:

(a)           Nature of Loans, Contracts.  Each Loan classified as an “Eligible Dealer Loan” (or included in any aggregation of balances of “Eligible Dealer Loans”) or as an “Eligible Purchased Loan” (or included in any aggregation of balances of “Eligible Purchased Loans”) by CAC in any document or report delivered hereunder or under the Loan and Security Agreement, at the time of such representation, or at the time of such calculation, as applicable, in fact satisfied the requirements contained in the definition of Eligible Dealer Loan or Eligible Purchased Loan, as applicable, on the date such Loan was conveyed or pledged to Funding; each Contract classified as an “Eligible Dealer Loan Contract” or "Eligible Purchased Loan Contract" (or included in any aggregation of balances of “Eligible Dealer Loan Contracts” or "Eligible Purchased Loan Contract") by  CAC in any document or report delivered hereunder or under the Loan and Security Agreement, at the time of such representation, or at the time of such calculation, as applicable, in fact satisfied the requirements contained in the definition of Eligible Dealer Loan Contract on the date such Contract was conveyed or pledged to Funding.

(f)           Chattel Paper.  Each Contract and Purchased Loan constitutes tangible or electronic chattel paper.

2.2 Clause (j) appearing in Section 5.1 of the Agreement is hereby amended in its entirety and as so amended shall read as follows:

(j)           Preservation of Security Interest.  CAC will file such financing and continuation statements and any other documents that may be required by any law or regulation of any Governmental Authority to preserve and perfect the security interest of Funding in, to and under the Conveyed Property.  CAC will maintain possession of the Dealer Agreements and the Contract Files and Records (or with respect to any Contract constituting electronic chattel paper, will maintain "control" (within the meaning of Section 9-105 of the UCC) of the Authoritative Electronic Copy thereof), as custodian for the Collateral Agent, as set forth in Section 6.2(c) of the Loan and Security Agreement. CAC, as Servicer, will comply with its covenants under Section 5.4(d) of the Loan and Security Agreement.

2.3 The lead-in to Section 5.2 of the Agreement is hereby amended in its entirety and as so amended shall read as follows:

Section 5.2                      Negative Covenants.  During the term of this Agreement, unless Funding and the Deal Agent shall otherwise consent in writing:

2.4 The following new clause (g) shall be inserted at the end of Section 5.2 of the Agreement:

(g)           Electronic Contracts.  CAC will not transfer to Funding any Purchased Loan Contract constituting electronic chattel paper or any Dealer Loan secured by a Dealer Loan Contract constituting electronic chattel paper, in either case, unless and until all of the following conditions precedent have been satisfied:  (i) CAC shall have delivered to the Deal Agent at least 10 days prior written notice of the first such transfer, (ii) prior to the first such transfer, CAC shall have delivered or caused to be delivered to the Collateral Agent, the Deal Agent and the Lender (x) an Opinion of Counsel in form and substance acceptable to the Deal Agent in its sole discretion (which may be a reasoned opinion as to what a court would hold) substantially to the effect that, assuming specific procedures are followed by CAC, CAC’s security interest (as defined in the UCC) in the Contracts constituting electronic chattel paper will be perfected by “control” and (y) Opinions of Counsel with respect to security interest matters in form and substance reasonably satisfactory to the Deal Agent substantially to the effect of the opinions with respect to security interest matters delivered on December 27, 2012 pursuant to Section 3.1 of the Loan and Security Agreement, and (iii) CAC shall have "control" of such electronic chattel paper within the meaning of Section 9-105 of the UCC.

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2.5 Clause (xii) of Section 5.3(a) of the Agreement is hereby amended in its entirety and as so amended shall read as follows:

(xii)           the failure of a Contract File to contain the relevant original Contract or, in the case of any Contract constituting electronic chattel paper, the Authoritative Electronic Copy of the relevant Contract (in each case, for UCC purposes).

SECTION 3. Conditions to Effectiveness.   This Amendment shall become effective as of the date when this Amendment has been duly executed by, and delivered to, the parties hereto.

SECTION 4. Severability of Provisions.  Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 5. Captions.  The captions in this Amendment are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 6. Agreement to Remain in Full Force and Effect.  Except as amended hereby, the Agreement shall remain in full force and effect and is hereby ratified, adopted and confirmed in all respects.  All references in the Agreement to “herein,” or words of like import, and all references to the Agreement in any agreement or document shall hereafter be deemed to refer to the Agreement as amended hereby.

SECTION 7. GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 8. Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Amendment.

SECTION 9. Representations and Warranties.  CAC hereby certifies that (i) the representations and warranties made by it in Section 4.1 of the Agreement are true and correct as of the date hereof, as though made on and as of the date hereof and (ii) as of the date hereof, there is no Termination Event or Servicer Termination Event or event which, with the passage of time of the giving of notice, could result in a Termination Event or a Servicer Termination Event.

SECTION 10. Waiver of Notice.  Each of the parties hereto hereby waives any notice in connection with the execution and delivery of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

CAC WAREHOUSE FUNDING
CORPORATION II

By:	/s/ Douglas W. Busk
Name:	Douglas W. Busk

Title:	Treasurer

CREDIT ACCEPTANCE CORPORATION

By:	/s/ Douglas W. Busk
Name:	Douglas W. Busk

Title:	Senior Vice President and Treasurer

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Amendment No.1 to Third Amended and Restated
Sale and Contribution Agreement

Consented to and Acknowledged:

WELLS FARGO SECURITIES, LLC,
as Deal Agent

By:	/s/ Chad Kobos

Name: Chad Kobos
Title: Director

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Amendment No.1 to Third Amended and Restated
Sale and Contribution Agreement